                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ( )
Filed by a Party other than the Registrant (X)
Check the appropriate box:
( ) Preliminary Proxy Statement                        ( )  Confidential, for Use of the Commission Only (as
                                                         permitted by Rule 14a-6(e)(2))
( ) Definitive Proxy Statement
(X) Definitive Additional Materials
( ) Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           COMMUNICATION CABLE, INC.
                (Name of Registrant as Specified in Its Charter)
                              KUHLMAN CORPORATION
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant) PAYMENT OF FILING FEE (Check the appropriate box):
( ) $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
( ) $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
 (1) Title of each class of securities to which transaction applies:
 (2) Aggregate number of securities to which transaction applies:
 (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:
(X) Fee paid previously with preliminary materials.
( ) Check box if any part of the fee is offset as provided by Exchange Act Rule
 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
 (1) Amount Previously Paid:
 (2) Form, Schedule or Registration Statement No.:
 (3) Filing Party:
 (4) Date Filed:

                                                               February 12, 1996
Dear Fellow Shareholder:
The Special Meeting of Communication Cable, Inc. in only a few days away. The future value of your investment in CCI is at stake. As we have noted before, Kuhlman is not obligated to consummate its $14 per share cash tender offer unless and until, among other things, CCI's shareholders vote to give Kuhlman voting rights for any and all shares that Kuhlman may acquire.
We need your support to approve the Voting Rights Proposal, so that you may have the opportunity to receive maximum value for your shares. Vote the BLUE proxy today to protect your investment. Remember, only your latest dated proxy counts. Since time is short and your vote is extremely important, we have established a method to enable you to vote by toll-free telephone. Please follow the simple instructions below.
Thank you for your continued support.
KUHLMAN ACQUISITION CORP.
Robert S. Jepson, Jr.
Chairman and Chief Executive Officer

      TOLL-FREE PROXYGRAM OPERATORS WHO ARE INDEPENDENT OF THE COMPANY
                    ARE AVAILABLE TO ASSIST YOU NOW!!!

                               INSTRUCTIONS

1. Call Toll-Free 1-800-437-7699 between 8:00 a.m. and 12:00 midnight eastern time.

2. Tell the operator that you wish to send a collect Proxygram to ID No. 4442, Communication Cable, Inc.

3. State your name, address and telephone number.

4. State the bank or broker at which your shares are held and your control number as shown below:

                   Name:             <NA1>
                   Broker:           <Broker>
                   Control number:   <ControlNum>
                   Number of shares: [SHARES]

If you need assistance in voting, call our solicitor, Georgeson & Company Inc. at 1-800-223-2064.

                      COMMUNICATION CABLE, INC.

    This Proxy is Solicited on Behalf of Kuhlman Corporation

    The undersigned understands that approval of the Voting Rights
Proposal stated below is a condition precedent to the obligation of Kuhlman Acquisition Corp. to consummate its tender offer. The undersigned hereby (i) certifies that the undersigned is not an officer of Communication Cable, Inc. (the "Company"), is not an employee of the Company who is also a director of the Company and is not a person who has acquired or proposes to acquire "control shares" of the Company in a "control share acquisition" within the meaning of the North Carolina Control Share Acquisition Act (the "Control Act"), (ii) appoints each of Robert S. Jepson, Jr., Curtis G. Anderson, Vernon J. Nagel and Richard A. Walker as Proxies, each with the power to appoint his substitute, and (iii) authorizes such Proxies to represent and to vote, as designated below, all of the shares of common stock of the Company held of record by the undersigned on January 16, 1996 at the special meeting of shareholders to be held on February 16, 1996 or any adjournment thereof (the "Special Meeting"). The undersigned hereby revokes any earlier proxy given with respect to the Voting Rights Proposal that is inconsistent with this proxy. Delivery of this proxy to the Secretary of the Company shall constitute notice of revocation to him.

    Voting Rights Proposal: To grant voting rights to all of the shares of common stock of the Company at any time acquired by or for Kuhlman Acquisition Corp., directly or indirectly, in a "control share acquisition" within the meaning of the Control Act, including any and all shares that may be acquired by Kuhlman Acquisition Corp. pursuant to its tender offer to purchase any and all outstanding shares at $12.00 per share [now $14.00], net to the seller in cash, on the terms and subject to the conditions set forth in the Offer to Purchase dated November 29, 1995 and the related Letter of Transmittal, as the same may be amended or supplemented at any time prior to the conclusion of the Special Meeting.

(  ) FOR                    (  ) AGAINST               (  ) ABSTAIN

    This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, then this proxy will be voted "FOR" the Voting Rights Proposal.